EXHIBIT 10.6
                                                                    ATTACHMENT B
                                   AGREEMENT

     This AGREEMENT (the "Agreement"), entered into as of February 6, 1998, by and between MARKET HUB PARTNERS, INC., a Delaware Corporation (the "Company"), and DAVID W. HOOKER (the "Executive").

                                  WITNESSETH:

     WHEREAS, the Company and the Executive entered into an Employment Agreement as of January 7, 1995 (the "Employment Agreement"); and

     WHEREAS, Section 4.B, of the Employment Agreement relates to certain types of bonus payments, inluding (i) a performance bonus, (ii) a special compensation bonus and (iii) an incentive bonus based upon the increase in value of Market Hub Partners, L.P., a Delaware limited partnership of which the Company is the managing general partner and

     WHEREAS, the parties hereto have agreed to an amount of consideration to be paid to the Executive as full settlement of his rights under the Employment Agreement, and are willing to enter into this Agreement upon the terms and conditions specified herein;

     NOW THEREFORE, in consideration of the promises, the terms and provisions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. PERFORMANCE AND SPECIAL COMPENSATION BONUS. The Company hereby agrees to pay the Executive a lump-sum payment of $760,000 in anticipation of the Executive's rights under Section 4.B.(1) and 4.B.(2) of the Employment Agreement, relating to the Executive's eligibility for a performance bonus and other special compensation. The parties agree that the lump-sum payment of $760,000 shall have two components, consisting of (a) $608,000 attributable to the Executive's performance for NE Hub Partners, L.P. relating to the development of the planned natural gas storage facility and related brine evaporation plant situated in Tioga County, Pennsylvania, and (b) $152,000 relating to the Executive's performance for the Grand Lacs Hub Partners, L.P. and Mistex Hub Partners, L.P. subsidiaries of the Company. The $760,000 payment due under this Section 1 shall be paid promptly following the execution of this Agreement.

     Section 2. VALUE INCENTIVE BONUS. The Company hereby agrees to pay the Executive a lump-sum payment of $240,000 in full satisfaction of the Company's obligation under Section 4.B.(3) of the Employment Agreement. The Parties agree that this amount is attributable to the increase in value of the Moss Bluff Hub Partners, L.L.C. and Eagan Hub Partners, L.L.C., subsidiaries of the Company. The lump-sum payment of $240,000 pursuant to this Section 2 shall be paid promptly following the execution of this Agreement.

     Section 3. RELEASE OF CLAIMS. The Executive agrees that the amounts payable pursuant to this Agreement are in full satisfaction of any obligation of the Company remaining under the Employment Agreement, and that this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes the Employment Agreement.

     Section 4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (except that no effect shall be given to any conflicts or law principles thereof that would require the application of laws of another jurisdiction).

     Section 5. HEADINGS. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     Section 6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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                                                                    EXHIBIT 10.6
                                                                          Page 2

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                          MARKET HUB PARTNERS, INC.
                                          By: __________________________________

                                              /s/ DAVID W. HOOKER
                                                  David W. Hooker